                                                                       EXHIBIT 5

[Baker Botts L.L.P. Letterhead]

August 22, 2001

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112

Ladies and Gentlemen:

You have requested our opinion, as counsel for Liberty Media Corporation, a Delaware corporation ("Liberty"), in connection with Liberty's Registration Statement on Form S-3 (No. 333-67538) (the "Registration Statement"). The Registration Statement relates to the offer and sale, under the Securities Act of 1933, as amended (the "Act"), of up to $817,729,000 aggregate principal amount of Liberty's 3-1/4% Senior Exchangeable Debentures due 2031 (the "Debentures") by certain selling security holders ("Selling Security Holders") named in the prospectus, or in supplements thereto (collectively, the "Prospectus"), forming part of the Registration Statement.

In rendering our opinion, we have examined (i) the Indenture, dated as of July 7, 1999, as supplemented by a Sixth Supplemental Indenture, dated as of March 8, 2001, which were filed as exhibits to the Registration Statement, (ii) the form of the Debentures, which was filed as an exhibit to the Registration Statement, and (iii) such other documents, records and instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that the Debentures, when sold pursuant to a method of distribution described in the Prospectus and in compliance with the Act and state securities laws, will be valid and binding obligations of Liberty, except to the extent that the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ Baker Botts L.L.P.

                                              Baker Botts L.L.P.